Exhibit 99.3

PROXY CARD

PRELIMINARY PROXY CARD SUBJECT TO COMPLETION

VOTE BY INTERNET – WWW.ENVISIONREPORTS.COM/WMB

The Williams Companies, Inc. One Williams Center Tulsa, Oklahoma 74172	Use the Internet to transmit your voting instructions and for electronic delivery of information up until [TIME] on [DATE]. Have your proxy card in hand when you access the web site and follow the steps outlined on the secure website. If you vote over the Internet, you DO NOT need to return your proxy card.

VOTE BY PHONE – 1-800-652-VOTE (8683)

Use any touch-tone telephone to transmit your voting instructions up until [ ] on [ ]. Have your proxy card in hand when you call and then follow the instructions. If you vote by telephone, you DO NOT need to return your proxy card.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided. All proxy cards must be received by [DATE]. If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

PLAN PARTICIPANT VOTE

To Participants in The Williams Investment Plus Plan: This proxy/voting instruction card constitutes your voting instructions to the Trustee(s) of such Plan. Non-voted shares will be voted in the same proportion on each issue as the Trustee votes those shares for which it receives voting instructions from Participants. Your voting instructions must be received prior to [DATE] at [TIME].

SHAREHOLDER MEETING ATTENDANCE

A photo ID and for beneficial owners proof of ownership of WMB shares as of [DATE] are required for admittance in the meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3:

	For	Against	Abstain

1. To approve the adoption of the Agreement and Plan of Merger (the “Merger Agreement”) among Energy Transfer Equity, L.P., Energy Transfer Corp LP (“ETC”), Energy Transfer Corp GP, LLC, LE GP, LLC, Energy Transfer Equity GP, LLC and The Williams Companies, Inc. (“WMB”), and the transactions contemplated thereby, including the merger of WMB with and into ETC (the “Merger Proposal”).	☐	☐	☐

2. To approve, on an advisory (non-binding) basis, specified compensatory arrangements between WMB and its named executive officers relating to the transactions contemplated by the Merger Agreement.	☐	☐	☐

3. To approve the adjournment of the special meeting from time to time, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Proposal.	☐	☐	☐

I/we will attend the meeting ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important notice regarding the availability of proxy materials for the special meeting to be held on [                    ], at [                    ], local time, at [                    ]:

The proxy statement/prospectus is available electronically at [                    ].

PROXY CARD	The Williams
Companies, Inc.
special meeting to be
held on [ ], at [ ],
local time, at [ ]
This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Alan S. Armstrong, Donald R. Chappel and Sarah C. Miller, and each of them, as attorneys-in-fact, agents and proxies of the undersigned, with full powers of substitution to each, to attend and act as proxy or proxies of the undersigned at the special meeting of stockholders of The Williams Companies, Inc. to be held on [                    ], at [                    ], local time, at [                    ], and at any and all adjournments or postponements thereof, and to vote upon and in respect of the following matters and in accordance with the following instructions the number of shares of Common Stock, par value $1.00 per share, of The Williams Companies, Inc. which the undersigned, if personally present, would be entitled to vote.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED ON THIS PROXY, OR IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3 AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

IF VOTING BY MAIL, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID REPLY ENVELOPE.

Continued and to be signed on reverse side